As filed with the Securities and Exchange Commission on May 18, 2001.

Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

ADVANCED NEUROMODULATION SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Incorporated pursuant to the Laws of the State of Texas
Internal Revenue Service — Employer Identification No. 75-1646002

6501 Windcrest Drive, Suite 100, Plano, Texas 75024
(972) 309-8000
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

ADVANCED NEUROMODULATION SYSTEMS, INC.
2000 STOCK OPTION PLAN
(Full Title of the Plan)

Christopher G. Chavez, President and Chief Executive Officer
Advanced Neuromodulation Systems, Inc.
6501 Windcrest Drive, Suite 100, Plano, Texas 75024 (972) 309-8000
(Name, Address, and Telephone Number, including Area Code, of Agent for Service)

Copy to:
Kenneth G. Hawari
Hughes & Luce, L.L.P.
1717 Main Street, Suite 2800, Dallas, Texas 75201 (214) 939-5558

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered [1]	Proposed Maximum Offering Price per Share[2]	Proposed Maximum Aggregate Offering Price[2]	Amount of Registration Fee [2]
Common Stock, $.05 par value	518,100	$16	$8,289,600	$2,072
Common Stock Rights[3]	518,100	N/A	N/A	N/A

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, there are also being registered such additional shares of Common Stock as may become issuable if certain adjustment provisions or certain antidilution provisions of the Plan become operative.
(2)	Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low price paid per share of Common Stock, as reported on the Nasdaq National Market on May 16, 2001, in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended.
(3)	Issuable pursuant to a Shareholder Rights Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information

Not required to be filed with this Registration Statement.

Item 2.    Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents, which have been previously filed with the Securities and Exchange Commission (the "Commission") by Advanced Neuromodulation Systems, Inc. (the "Registrant") are incorporated by reference in this Registration Statement:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2000, which contains audited financial statements of the Registrant for the Registrant's last completed fiscal year for which such statements have been filed (the "2000 Form 10-K").

(b)	All reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2000.

(c)	The description of the Registrant's Common Stock set forth in the Registrant's Registration Statement on Form SB-2, dated September 28, 1995 (Commission File Number 33-62991), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Consistent with the Texas Business Corporation Act, the Registrant's Articles of Incorporation include a provision limiting director liability to the Company or its shareholders for monetary damages arising from certain acts or omissions in the director's capacity as a director. The Articles of Incorporation also provide that to the extent permitted by applicable law, and by resolution or other proper action of the board of directors of the Company, the Company may indemnify any director or officer of the Company against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or completed action, suit, or proceeding to which any such person is, or is threatened to be made, a party and which may arise by reason of the fact he is or was a person occupying any such office or position. In addition, the Company maintains insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

Insofar as indemnification by the Company for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits

The Exhibits to this Registration Statement are listed in the Index to Exhibits on page II-6 of this Registration Statement, which Index is incorporated herein by reference.

Item 9.    Undertakings

(a)	The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which,

individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification by the Registrant against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Plano, Texas, on May 18, 2001.

ADVANCED NEUROMODULATION SYSTEMS, INC.

By: /s/ CHRISTOPHER G. CHAVEZ Christopher G. Chavez President, Chief Executive Officer and Director (Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of Advanced Neuromodulation Systems, Inc., hereby severally constitute and appoint Christopher G. Chavez and F. Robert Merrill III, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to the Registration Statement, and generally to do all things in our name and behalf in the capacities indicated below to enable Advanced Neuromodulation Systems, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements to the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/Christopher G. Chavez Christopher G. Chavez	Chief Executive Officer, President and Director of Advanced Neuromodulation Systems, Inc. (Principal Executive Officer)	May 18, 2001

/s/F. Robert Merrill III F. Robert Merrill III	Executive Vice President-Finance, Treasurer and Secretary of Advanced Neuromodulation Systems, Inc. (Principal Financial and Accounting Officer)	May 18, 2001

/s/Hugh M. Morrison Hugh M. Morrison	Chairman of the Board and Director of Advanced Neuromodulation Systems, Inc.	May 18, 2001

/s/Robert C. Eberhart Robert C. Eberhart	Director of Advanced Neuromodulation Systems, Inc.	May 18, 2001

/s/Joseph E. Laptewicz Joseph E. Laptewicz	Director of Advanced Neuromodulation Systems, Inc.	May 18, 2001

/s/A. Ronald Lerner A. Ronald Lerner	Director of Advanced Neuromodulation Systems, Inc.	May 18, 2001

/s/Richard D. Nikolaev Richard D. Nikolaev	Director of Advanced Neuromodulation Systems, Inc.	May 18, 2001

/s/Michael J. Torma Michael J. Torma	Director of Advanced Neuromodulation Systems, Inc.	May 18, 2001

INDEX TO EXHIBITS

Exhibit Number	Exhibit

4.1	Advanced Neuromodulation Systems, Inc. 2000 Stock Option Plan (incorporated by reference from the Registrant's Definitive Schedule 14A filed with the Commission on April 17, 2000 - File No. 000-10521).

4.2	Rights Agreement between Advanced Neuromodulation Systems, Inc. and KeyCorp Shareholder Services, Inc., as Rights Agent dated August 30, 1996 (incorporated by reference from the Company's Form 8-K filed with the Commission on September 3, 1996 - File No. 000-10521).

5.1*	Opinion of Hughes & Luce, L.L.P.

23.1*	Consent of Hughes & Luce, L.L.P. (Contained in Exhibit 5.1)

23.2*	Consent of Ernst & Young LLP

24.1*	Power of Attorney (Contained at page II-5)

*Filed herewith

EXHIBIT 5.1

[Hughes & Luce, L.L.P. Letterhead]

May 18, 2001

Advanced Neuromodulation Systems, Inc.
6501 Windcrest Drive, Suite 100
Plano, Texas 75024

Re:    Registration Statement on Form S-8 for the Advanced Neuromodulation Systems, Inc. 2000
         Stock Option Plan ("the Plan")

Ladies and Gentlemen:

We have acted as counsel to Advanced Neuromodulation Systems, Inc., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 518,100 shares (and, in addition, an indeterminate number of additional shares if certain adjustment provisions of the Plan become operative) (the "Shares") of the Company's common stock, $.05 par value per share, issuable under the Plan. The Shares are being registered pursuant to a registration statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Commission") on or about May 18, 2001 (the "Registration Statement").

In connection with this opinion, we have examined such documents and records of the Company and such statutes, regulations and other instruments and certificates as we have deemed necessary or advisable for the purposes of this opinion. We have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete and that all documents submitted to us as copies are true and correct copies of the originals thereof. We have also relied upon such certificates of public officials, corporate agents and officers of the Company and such other certifications with respect to the accuracy of material factual matters contained therein which were not independently established.

Based on the foregoing, we are of the opinion that the Shares will be, if and when issued and paid for pursuant to the Plan, validly issued, fully paid and nonassessable, assuming the Company maintains an adequate number of authorized but unissued shares of common stock available for such issuance, and further assuming that the consideration received by the Company for the Shares exceeds the par value thereof.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ HUGHES & LUCE, L.L.P. HUGHES & LUCE, L.L.P.

EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Advanced Neuromodulation Systems, Inc. 2000 Stock Option Plan of our report dated March 2, 2001 with respect to the consolidated financial statements and schedule of Advanced Neuromodulation Systems, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP ERNST & YOUNG LLP

Dallas, Texas
May 15, 2001